                   CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                           MONTHLY SERVICER'S REPORT


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


                                                                             Settlement Date                                8/31/00
                                                                             Determination Date                             9/12/00
                                                                             Distribution Date                              9/15/00



I.     All Payments on the Contracts                                                                                  2,823,397.35
II.    All Liquidation Proceeds on the Contracts with respect to Principal                                               69,332.42
III.   Repurchased Contracts                                                                                                  0.00
IV.    Investment Earnings on Collection Account                                                                              0.00
V.     Servicer Monthly Advances                                                                                         77,008.33
VI.    Distribution from the Reserve Account                                                                                  0.00
VII.   Deposits from the Pay-Ahead Account (including Investment Earnings)                                               31,051.61
VIII.  Transfers to the Pay-Ahead Account                                                                              (17,894.69)

IX.    Less:  Investment Earnings distributions
       (a)  To Sellers with respect to the Collection Account                                                                 0.00
       (b)  To Sellers with respect to the Pay-Ahead Account                                                               -370.86

Total available amount in Collection Account                                                                          $2,982,524.16
                                                                                                            =======================
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



DISTRIBUTION AMOUNTS                                          Cost per $1000
---------------------------------------------------        ---------------------

1.   (a)  Class A-1 Note Interest Distribution                                                  0.00
     (b)  Class A-1 Note Principal Distribution                                                 0.00
          Aggregate Class A-1 Note Distribution                 0.00000000                                                     0.00

2.   (a)  Class A-2 Note Interest Distribution                                                  0.00
     (b)  Class A-2 Note Principal Distribution                                                 0.00
          Aggregate Class A-2 Note Distribution                 0.00000000                                                     0.00

3.   (a)  Class A-3 Note Interest Distribution                                                  0.00
     (b)  Class A-3 Note Principal Distribution                                                 0.00
          Aggregate Class A-3 Note Distribution                 0.00000000                                                     0.00

4.   (a)  Class A-4 Note Interest Distribution                                             58,551.80
     (b)  Class A-4 Note Principal Distribution                                         2,159,852.96
          Aggregate Class A-4 Note Distribution                59.47465845                                              2,218,404.76

5.   (a)  Class A-5 Note Interest Distribution                                            156,755.00
     (b)  Class A-5 Note Principal Distribution                                                 0.00
          Aggregate Class A-5 Note Distribution                 5.35000000                                                156,755.00

6.   (a)  Class A-6 Note Interest Distribution                                            128,375.00
     (b)  Class A-6 Note Principal Distribution                                                 0.00
          Aggregate Class A-6 Note Distribution                 5.41666667                                                128,375.00

7.   (a)  Class B Note Interest Distribution                                               59,285.00
     (b)  Class B Note Principal Distribution                                                   0.00
          Aggregate Class B Note Distribution                   5.56666667                                                 59,285.00

8.   (a)  Class C Note Interest Distribution                                               98,822.83
     (b)  Class C Note Principal Distribution                                                   0.00
          Aggregate Class C Note Distribution                   5.70833312                                                 98,822.83

9.   Servicer Payment
     (a)  Servicing Fee                                                                    38,418.32
     (b)  Reimbursement of prior Monthly Advances                                          65,507.45
               Total Servicer Payment                                                                                     103,925.77

10.  Deposits to the Reserve Account                                                                                      216,955.80

Total Distribution Amount from Collection Account                                                                      $2,982,524.16
                                                                                                                      ==============
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

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                           109,779.63
      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                107,176.17
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                       14,779.06
      (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)            14,428.57
                 Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                               246,163.43
                                                                                                                       =============

Payahead Account distributions to Sellers

---------------------------------------------------
      (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                      187.65516
      (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)           183.20484
                 Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                                   370.86

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

INTEREST

1.   Current Interest Requirement
        (a) Class A-1 Notes    @                   5.845%                                            0.00
        (b) Class A-2 Notes    @                   0.06028                                           0.00
        (c) Class A-3 Notes    @                   6.140%                                            0.00
        (d) Class A-4 Notes    @                   6.250%                                         58551.8
        (e) Class A-5 Notes    @                   6.420%                                      156,755.00
        (f) Class A-6 Notes    @                   6.500%                                          128375
            Aggregate Interest on Class A Notes                                                                            343681.8

        (g) Class B Notes @                        0.0668                                                                     59285

        (h) Class C Notes @                        0.0685                                                                  98822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                                                    0.00
        (b) Class A-2 Notes                                                                                                    0.00
        (c) Class A-3 Notes                                                                                                    0.00
        (d) Class A-4 Notes                                                                                                    0.00
        (e) Class A-5 Notes                                                                                                    0.00
        (f) Class A-6 Notes                                                                                                       0

        (g) Class B Notes                                                                                                      0.00
                                                             ---------------
        (h) Class C Notes                                                                                                      0.00


3.   Total Distribution of Interest                           Cost per $1000
        (a) Class A-1 Notes                                       0.00000000                         0.00
        (b) Class A-2 Notes                                                0                         0.00
        (c) Class A-3 Notes                                       0.00000000                         0.00
        (d) Class A-4 Notes                                       1.56975335                      58551.8
        (e) Class A-5 Notes                                       5.35000000                   156,755.00
        (f) Class A-6 Notes                                       5.41666667                       128375
            Total Aggregate Interest on Class A Notes                                                                       343681.8

        (g) Class B Notes                                                                      5.566666667                 59,285.00

----------------------------------------
        (h) Class C Notes                                                                             5.71                  98822.83

                                                                                           ----------------
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


PRINCIPAL

                                                                       No. of Contracts
1.   Amount of Stated Principal Collected                                                       958757.01
2.   Amount of Principal Prepayment Collected                                89.00             1171725.35
3.   Amount of Liquidated Contract                                               6               29370.6
                                                                                             -----------
4.   Amount of Repurchased Contract                                              0             0.0000000

       Total Formula Principal Distribution Amount                                                                      2,159,852.96

5.   Principal Balance before giving effect to Principal Distribution                        Pool Factor
        (a) Class A-1 Notes                                                                    0.0000000                        0.00
        (b) Class A-2 Notes                                                                    0.0000000                        0.00
        (c) Class A-3 Notes                                                                    0.0000000                        0.00
        (d) Class A-4 Notes                                                                    0.3013926               11,241,945.23
        (e) Class A-5 Notes                                                                    1.0000000               29,300,000.00
        (f) Class A-6 Notes                                                                               1                 23700000

        (g) Class B Notes                                                                                 1            10,650,000.00

        (h) Class C Notes                                                                                 1            17,312,029.25

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
6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                     0.00
        (b) Class A-2 Notes                                                                                                     0.00
        (c) Class A-3 Notes                                                                                                     0.00
        (d) Class A-4 Notes                                                                                                     0.00
        (e) Class A-5 Notes                                                                                                     0.00
        (f) Class A-6 Notes                                                                                                        0
        (g) Class B Notes                                                                                                       0.00
                                                                       ---------
        (h) Class C Notes                                                                                                       0.00


7.   Principal Distribution                                          Cost per $1000
        (a) Class A-1 Notes                                            0.00000000                                               0.00
        (b) Class A-2 Notes                                            0.00000000                                               0.00
        (c) Class A-3 Notes                                            0.00000000                                               0.00
        (d) Class A-4 Notes                                           57.90490509                                       2,159,852.96
        (e) Class A-5 Notes                                            0.00000000                                               0.00
        (f) Class A-6 Notes                                                         0                                              0

        (g) Class B Notes                                                           0                                           0.00

        (h) Class C Notes                                                           0                                           0.00


8.   Principal Balance after giving effect to Principal Distribution                        Pool Factor
        (a) Class A-1 Notes                                                                  0.0000000                          0.00
        (b) Class A-2 Notes                                                                  0.0000000                          0.00
        (c) Class A-3 Notes                                                                  0.0000000                          0.00
        (d) Class A-4 Notes                                                                  0.2434877                  9,082,092.27
        (e) Class A-5 Notes                                                                  1.0000000                 29,300,000.00
        (f) Class A-6 Notes                                                                             1                   23700000

        (g) Class B Notes                                                                    1.0000000                 10,650,000.00

---------------------------------------------------
        (h) Class C Notes                                                                               1                17312029.25

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

POOL  DATA
                                                                                       Aggregate
                                                                       No. of Contracts            Principal Balance

1.   Pool Stated Principal Balance as of         36769                       3,376                   90,044,121.52

2.   Delinquency Information                                                                                           % Delinquent

              (a) 31-59 Days                                                    53                      962,095.05       0.010684707
              (b) 60-89 Days                                                    22                       224300.67       0.002491008
              (c) 90-119 Days                                                   11                      120,227.33       0.001335205
              (d) 120 Days +                                                     0                            0.00                 0

3.   Contracts Repossessed during the Due Period                                 0                            0.00
                                                                                                    --------------
4.   Current Repossession Inventory                                              2                      106,024.95

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                6                       29,370.60
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                       69,332.42
       Total Aggregate Net Losses for the preceding Collection Period                                                      -39961.82

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                         409472.19

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)           411                                     4283973.970

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                         0.092853285

---------------------------------------------------
9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                            116.5450454


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
TRIGGER ANALYSIS

1.  (a)  Average 60+ Delinquency Percentage                             0.565%
    (b)  Delinquency Percentage Trigger in effect?                               NO

2.  (a)  Average Net Loss Ratio                                   -0.000148986
    (b)  Net Loss Ratio Trigger in effect?                                       NO
    (c)  Net Loss Ratio (using ending Pool Balance)               -0.000264642

3.  (a)  Servicer Replacement Percentage                          -0.000291753
---------------------------------------------------
    (b)  Servicer Replacement Trigger in effect?                                 NO



MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                                38,418.32

2.   Servicer Advances                                                                                                      77008.33

3.    (a)  Opening Balance of the Reserve Account                                                                         5325240.59
      (b)  Deposits to the Reserve Account                                                     216955.8
      (c)  Investment Earnings in the Reserve Account                                          29207.63
      (d)  Distribution from the Reserve Account                                             -246163.43
      (e)  Ending Balance of the Reserve Account                                                                          5325240.59

4.   Specified Reserve Account Balance                                                                                    5325240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                          72537.73

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